UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 31, 2018

LEXARIA BIOSCIENCE CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	20-2000871
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

156 Valleyview Road, Kelowna, BC Canada	V1X 3M4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (250) 765-6424

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[   ]

Item 1.01        Entry into a Material Definitive Agreement

On July 30, 2018, Lexaria announced that they have signed a Definitive Agreement with Hill Street Beverages Co. to license Lexaria’s DehydraTECHTM, on a semi-exclusive basis, for a term of five (5) years, to produce a line of cannabis-infused alcohol-free beverages for Canadian distribution, following regulatory approval. The Definitive Agreement is the conclusion of the process begun following the announcement of the non-binding letter of intent in April 2018.

US$56,250 (CDN$ 73,497), representing a portion of the compensation payable to Lexaria, shall be paid and satisfied in common shares in the capital of Hill Street, at a purchase price of CDN$0.175, for an aggregate of 419,982 common shares (the “Compensation Shares”). The issuance of the Compensation Shares is subject to regulatory approval, including without limitation, the approval of the TSX Venture Exchange.

Item 7.01        Regulation FD Disclosure

A copy of the news release announcing that Lexaria has signed a Definitive Agreement with Hill Street Beverage Co. is filed as exhibit 99.1 to this current report and is hereby incorporated by reference.

A copy of the news release announcing that Lexaria has announced significant bioavailability results from its randomized, placebo-controlled, double-blind European human clinical study is filed as exhibit 99.2 to this current report and is hereby incorporated by reference.

Item 9.01        Financial Statements and Exhibits

10.1	Technology License Agreement dated July 30, 2018

99.1	Press Release dated July 31, 2018

99.2	Press Release dated August 1, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXARIA BIOSCIENCE CORP.

/s/ Chris Bunka
Chris Bunka
CEO, Principal Executive Officer

Date: August 1, 2018